EXHIBIT 22


              INTER-REGIONAL FINANCIAL GROUP, INC.
                      LIST OF SUBSIDIARIES
                        December 31, 1995

                                                          Percentage
                                             State in       of Voting
                                               Which       Securities
Name                                       Incorporated       Owned
----                                      ---------------------------
Consolidated subsidiaries of Registrant:

Dain Bosworth Incorporated                  Delaware           100%
IFG Asset Management Services, Inc.         Minnesota          100
Rauscher Pierce Refsnes, Inc.               Delaware           100
Regional Operations Group, Inc.             Minnesota          100

Consolidated subsidiaries of Dain Bosworth Incorporated:

Clayton Brown Capital Corp.                 Delaware           100
Dain Equity Partners, Inc.                  Minnesota          100
Dain Kalman & Quail Municipal-
  Nebraska, Inc.                            Nebraska           100

Consolidated subsidiaries of Rauscher Pierce Refsnes, Inc.:

Rauscher Pierce Refsnes Leasing, Inc.       Arizona            100
RP Transportation Corp.                     Delaware           100
RPR Mortgage Finance Corporation            Texas              100